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                                                               Severson & Werson
                                                      A Professional Corporation
                                              One Embarcadero Center, Suite 2600
                                                 San Francisco, California 94111

                                                                     EXHIBIT 5.1

                                August 30, 1999

FiNet.com, Inc.
3021 Citrus Circle, Suite 150
Walnut Creek, California 94598

Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by FiNet.com, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission on behalf of certain Selling Stockholders covering the offering of up to 1,434,615 shares of the Company's Common Stock (the "Shares"), of which total 1,412,853 Shares are currently issued and outstanding and a total of 21,762 Shares are issuable upon exercise of issued and outstanding Warrants to purchase the Company's Common Stock.

    In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

    We are admitted to practice law in the State of California. Our opinion is rendered solely with respect to California law, Delaware General Corporation Law, and federal law. On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

    The Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

    This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent. We consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                          Very Truly Yours
                                          /s/ Severson & Werson